Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On November 7, 2016, Coherent, Inc. (the "Company", "we", "our", or "Coherent") completed its acquisition of Rofin-Sinar Technologies Inc. (“Rofin”), through the merger of the our wholly owned indirect subsidiary, Rembrandt Merger Sub Corp. (“Merger Sub”) with and into Rofin (the “Merger”) with Rofin surviving the Merger as a wholly owned indirect subsidiary of the Company, all pursuant to the Merger Agreement, dated March 16, 2016 with the Company, Merger Sub and Rofin (“Merger Agreement”).
At the effective time of the Merger and pursuant to the terms and conditions of the Merger Agreement, each share of Rofin’s common stock that was issued and outstanding immediately prior to the effective time of the Rofin Merger was converted into the right to receive $32.50 per share in cash, without interest.
The aggregate consideration paid by us to the former Rofin stockholders was approximately $904.5 million, excluding related transaction fees and expenses. We also paid $15.3 million due to the cancellation of options held by employees of Rofin, of which $11.1 million in included in the purchase consideration and $4.2 million was treated as stock-based compensation expense subsequent to the merger. We funded the payment of the aggregate consideration with a combination of our available cash on hand and the proceeds from the Euro Term Loan described in Note 4 "Estimate of Preliminary Purchase Consideration and Allocation".
The following unaudited pro forma condensed combined financial information based on and derived from the separate historical consolidated financial statements of the Company and Rofin to illustrate the effect of the acquisition of Rofin and gives effect to the assumptions and pro forma adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined balance sheet gives effect to the Rofin Merger as if it had occurred on October 1, 2016. The unaudited pro forma condensed combined statement of operations gives effect to the Rofin Merger as if it had occurred on October 4, 2015. The historical consolidated financial information has been adjusted to give effect to pro forma events that are directly attributable to the acquisition, and factually supportable. The unaudited pro forma condensed combined statement of operations has also been adjusted to give effect to pro forma events that are expected to have a continuing impact on the combined results.
The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting with the Company considered the acquirer of Rofin. Accordingly, consideration given by the Company to complete the Rofin Merger will be allocated to the assets and liabilities of Rofin based upon their estimated fair values as of the date of completion of the Rofin Merger. Any excess of the consideration over the fair value of assets acquired and liabilities assumed is allocated to goodwill. The final valuations are expected to be completed as soon as practicable but no later than one year after the consummation of the Rofin Merger. The purchase price allocations reflected in the unaudited pro forma condensed combined financial statements are preliminary and will be adjusted upon completion of our final valuations of the fair value of the assets and liabilities of Rofin as of the effective dates of the Rofin Merger, which requires extensive use of accounting estimates and management judgment. Although we believe the fair values assigned to the assets acquired and liabilities assumed reflected in the unaudited pro forma condensed combined financial information are based on reasonable estimates and assumptions using currently available data, the results of the final allocation could be materially different from the preliminary allocations, including, but not limited to, the allocations related to components of working capital, identifiable intangible assets, goodwill, property and equipment, inventory, deferred revenues and deferred income taxes, and any resulting impacts to amortization and income taxes.
The unaudited pro forma condensed combined statement of operations is presented for informational and illustrative purposes in accordance with the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”) and is not necessarily indicative of the operating results or financial position that would have occurred if the acquisition had occurred as of the date or during the periods presented, nor is it necessarily indicative of future operating results or financial position. The unaudited pro forma condensed consolidated statement of operations and the accompanying notes should be read in conjunction with the historical audited consolidated financial statements and notes thereto of Coherent for the year ended October 1, 2016 included in Coherent's Annual Report on Form 10-K, filed with the SEC on November 29, 2016, and Rofin's historical audited financial statements and notes thereto for the year ended September 30, 2016, which are incorporated by reference as Exhibit 99.1 to the this Current Report on Form 8-K/A (Amendment No. 1).

Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF OCTOBER 1, 2016 AND SEPTEMBER 30, 2016
(in thousands, except par value)

	October 1, 2016	September 30, 2016
	Historical	Historical		Pro Forma		Pro Forma
	Coherent	Rofin	Reclassifications	Adjustments		Combined
Current assets:
Cash and cash equivalents	$354,347	$177,743	$—	$(233,535)	A	$298,555
Short-term investments	45,606	9,191	—	(20,482)	B	34,315
Restricted cash	—	—	—	938	C	938
Accounts receivable	165,715	105,912	—	(4,030)	D	267,597
Inventories	212,898	183,825	—	13,617	E	410,340
Prepaid expenses and other assets	37,073	37,918	(24,055)	5,904	F	56,840
Assets held for sale	—	—	—	64,151	G	64,151
Total current assets	815,639	514,589	(24,055)	(173,437)		1,132,736
Property and equipment, net	127,443	97,315	2,470	26,722	H	253,950
Goodwill	101,458	92,759	—	140,152	I	334,369
Intangible assets, net	13,874	12,803	(2,470)	227,183	J	251,390
Non-current restricted cash	—	—	—	12,309	C	12,309
Other assets	102,734	18,349	20,500	(25,700)	K	115,883
Total assets	$1,161,148	$735,815	$(3,555)	$207,229		$2,100,637

Current liabilities:
Short-term borrowings	$20,000	$9,064	$—	$(21,131)	L	$7,933
Accounts payable	45,182	23,590	—	22,634	M	91,406
Income taxes payable	19,870	7,485	—	(1,670)	N	25,685
Liabilities held for sale	—	—	—	7,758	O	7,758
Accrued payroll and benefits	47,506	20,845	—	(462)	P	67,889
Other current liabilities	68,936	44,002	(799)	(3,521)	Q	108,618
Total current liabilities	201,494	104,986	(799)	3,608		309,289
Long-term debt	—	12,610	—	717,829	R	730,439
Other long-term liabilities	48,826	45,184	(2,756)	87,264	S	178,518
Commitments and contingencies
Stockholders' equity:
Common stock	242	337	—	(337)	T	242
Additional paid-in capital	151,298	81,895	—	(81,895)	T	151,298
Accumulated other comprehensive income (loss)	(5,300)	(65,843)	—	60,630	U	(10,513)
Retained earnings	764,588	556,646	—	(579,870)	V	741,364
Total stockholders' equity	910,828	573,035	—	(601,472)		882,391
Total liabilities and stockholders' equity	$1,161,148	$735,815	$(3,555)	$207,229		$2,100,637

See accompanying notes to unaudited pro forma condensed combined financial information.

Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEARS ENDED OCTOBER 1, 2016 AND SEPTEMBER 30, 2016
(in thousands, except per share data)

	October 1, 2016	September 30, 2016
	Historical	Historical		Pro Forma		Pro Forma
	Coherent	Rofin	Reclassifications	Adjustments		Combined
Net sales	$857,385	$485,651	$—	$(26,860)	a	$1,316,176
Cost of sales	475,993	308,127	2,632	22,384	b	809,136
Gross profit	381,392	177,524	(2,632)	(49,244)		507,040
Operating expenses:
Research and development	81,801	36,046	—	(3,395)	c	114,452
Selling, general and administrative	169,138	97,642	—	(14,997)	d	251,783
Amortization of intangible assets	2,839	2,678	(1,118)	8,144	e	12,543
Total operating expenses	253,778	136,366	(1,118)	(10,248)		378,778
Income (loss) from operations	127,614	41,158	(1,514)	(38,996)		128,262

Other income (expense):
Interest and dividend income	1,143	431	—	(57)	f	1,517
Interest expense	(1,346)	(357)	—	(34,623)	g	(36,326)
Other-net	(4,515)	(1,031)	1,514	(1,093)	f	(5,125)
Total other income (expense), net	(4,718)	(957)	1,514	(35,773)		(39,934)

Income (loss) before income taxes	122,896	40,201	—	(74,769)		88,328
Provision (benefit) for income taxes	35,394	12,789	—	(25,816)	h	22,367
Net income (loss)	$87,502	$27,412	$—	$(48,953)		$65,961

Net income per share:
Basic	$3.62					$2.73
Diluted	$3.58					$2.70

Shares used in computation:
Basic	24,142					24,142
Diluted	24,415					24,415

See accompanying notes to unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Exhibit 99.3

1. DESCRIPTION OF THE TRANSACTION
On November 7, 2016, Coherent, Inc. (the "Company", "we", "our", or "Coherent") completed its acquisition of Rofin-Sinar Technologies Inc. (“Rofin”), through the merger of the our wholly owned indirect subsidiary, Rembrandt Merger Sub Corp. (“Merger Sub”) with and into Rofin (the “Merger”) with Rofin surviving the Merger as a wholly owned indirect subsidiary of the Company, all pursuant to the Merger Agreement, dated March 16, 2016 with the Company, Merger Sub and Rofin (“Merger Agreement”).
At the effective time of the Merger and pursuant to the terms and conditions of the Merger Agreement, each share of Rofin’s common stock that was issued and outstanding immediately prior to the effective time of the Rofin Merger was converted into the right to receive $32.50 per share in cash, without interest.
The aggregate consideration paid by us to the former Rofin stockholders was approximately $904.5 million, excluding related transaction fees and expenses. We also paid $15.3 million due to the cancellation of options held by employees of Rofin, of which $11.1 million was included in the purchase consideration and $4.2 million was recorded to stock-based compensation expense in the first quarter of fiscal 2017. We funded the payment of the aggregate consideration with a combination of our available cash on hand and the proceeds from the Euro Term Loan described in Note 4 "Estimate of Preliminary Purchase Consideration and Allocation".

2. BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed combined financial statements have been derived from the historical consolidated financial statements of Coherent and Rofin. Certain financial statement line items included in the historical financial statements have been disaggregated, condensed or classified differently to provide consistent presentation in the unaudited pro forma condensed combined financial statements. In addition, where Coherent and Rofin had different financial statement presentations, Coherent has made reclassification adjustments to conform Rofin's presentation to Coherent's presentation. See Note 3 for further details. Coherent has a fiscal year that ends on October 1, 2016, whereas Rofin had a fiscal year that ended on September 30, 2016.
The Rofin Merger is reflected in the unaudited pro forma condensed combined financial information as an acquisition of Rofin by Coherent in accordance with Accounting Standards Codification Topic 805, Business Combinations, using the acquisition method of accounting. Under these accounting standards, the total estimated purchase price is calculated as described below, and the assets acquired and the liabilities assumed have been measured at their estimated fair values. The fair value measurements utilize estimates based on key assumptions of the Rofin Merger, including historical and current market data. The unaudited pro forma adjustments included herein are preliminary and will be revised as additional information becomes available and as additional analyses are performed. The final purchase price allocation is expected to be completed as soon as practicable but no later than one year after the consummation of the Rofin Merger. The final amounts recorded for the Rofin Merger may differ materially from the information presented herein.
The unaudited pro forma condensed combined financial statements do not reflect any revenue enhancements or benefits from anticipated synergies, operating efficiencies or cost savings that may be associated with the mergers, nor do they reflect the costs necessary to achieve any revenue enhancements, anticipated synergies, operating efficiencies or cost savings.
As a condition of the acquisition, we are required to divest ourselves of Rofin's low power CO2 laser business based in Hull, United Kingdom, and will report this business separately as a discontinued operation until it is divested. Accordingly, the unaudited pro forma condensed combined financial statements include adjustments to reclassify the net assets and net liabilities of Rofin's low power CO2 laser business to net current assets held for sale and net current liabilities held for sale at preliminary estimates of their fair value less estimated cost to sell and to eliminate the historical results of this operation.

3. FINANCIAL STATEMENT CLASSIFICATION ADJUSTMENTS

The unaudited pro forma condensed combined balance sheet gives effect to the Rofin Merger as if it occurred on October 1, 2016. The unaudited pro forma condensed combined statements of operations give effect to the Rofin Merger as if it occurred on October 4, 2015. The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are: (i) directly attributable to the Rofin Merger, (ii) factually supportable, and (iii) with respect to the statement of operations, expected to have a continuing effect on the combined results. The unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements.
The following reclassification adjustments were made to the unaudited pro forma condensed combined balance sheet:

Exhibit 99.3

•
On its historical condensed consolidated balance sheet, Rofin had not yet adopted ASU 2015-11 that requires entities to present deferred tax assets and deferred tax liabilities as noncurrent in a classified balance sheet, whereas Coherent had adopted ASU 2015-11 in fiscal 2016. Coherent has reclassified Rofin's current and deferred tax liabilities to noncurrent deferred tax assets and liabilities in the unaudited pro forma condensed combined balance sheet.

•
On its historical condensed consolidated balance sheet, Rofin netted VAT receivables and payable on a consolidated basis, whereas Coherent netted VAT receivables and payables on an entity basis. Rofin's VAT receivables and payables have been reclassified to conform to Coherent's presentation.

•
On its historical condensed consolidated balance sheet, Rofin reported purchased software within intangible assets, net, whereas Coherent classified similar amounts as property and equipment, net. Coherent has reclassified Rofin's purchase software to property and equipment, net in the unaudited pro forma condensed combined balance sheet.

The following reclassifications were made to the unaudited pro forma condensed combined statement of operations for the year ended September 30, 2016:

•
On its historical statement of operations, Rofin presented foreign exchange gains or losses on inventory purchases in other income (expense), net, whereas Coherent classified similar amounts in cost of sales. Coherent has reclassified Rofin's foreign exchange gains or losses on inventory purchases to cost of sales in the unaudited pro forma condensed combined statement of operations.

•
On its historical statement of operations, Rofin presented amortization expense related to purchased software in the separate financial statement line amortization of intangible assets, whereas Coherent classified similar amounts in cost of sales. Coherent has reclassified Rofin's amortization expense related to purchased software to cost of sales in the unaudited pro forma condensed combined statement of operations.

4. ESTIMATE OF PRELIMINARY PURCHASE CONSIDERATION AND ALLOCATION

The total purchase consideration allocated to net assets acquired was approximately $936.3 million and consisted of the following (in thousands):

Cash consideration paid to Rofin's shareholders	$904,491
Cash settlement paid for Rofin employee stock options	15,290
Total cash payments to Rofin shareholders and option holders	919,781
Add: fair value of previously owned Rofin shares	20,685
Less: post-merger stock compensation expense	(4,152)
Total purchase consideration to allocate	$936,314
The acquisition was an all-cash transaction at a price of $32.50 per share of Rofin common stock. We funded the payment of the cash consideration with a combination of our available cash on hand and the proceeds from the Euro Term Loan described below. The total payment of $15.3 million due to the cancellation of options held by employees of Rofin was allocated between total estimated merger consideration of $11.1 million and post-merger stock compensation expense of $4.2 million based on the portion of the total service period of the underlying options that have not been completed by the merger date.
Under the acquisition method of accounting, the total estimated acquisition consideration is allocated to the acquired tangible and intangible assets and assumed liabilities of Rofin based on their fair values as of the acquisition date. Any excess of the acquisition consideration over the fair value of assets acquired and liabilities assumed is allocated to goodwill. We expect that all such goodwill will not be deductible for tax purposes. For the purposes of the unaudited pro forma condensed financial statements, Coherent has made a preliminary allocation of the acquisition consideration as follows based on Rofin's historical financial statements as of September 30, 2016 (in thousands):

Exhibit 99.3

Cash, cash equivalents and short-term investments	$168,765
Accounts receivable	101,882
Inventory	197,442
Prepaid expenses and other current assets	20,705
Assets held for sale, current	64,151
Property and equipment	126,507
Other long-term assets	27,149
Intangible assets:
Existing technology	169,030
IPR&D	17,300
Backlog	5,600
Customer relationships	39,209
Trademarks	5,699
Favorable leases	378
Patents	300
Goodwill	232,911
Liabilities held for sale, current	(7,758)
Accounts payable and accrued expenses	(91,622)
Other long-term liabilities	(141,334)
Total preliminary merger consideration	$936,314
We funded the payment of the aggregate consideration with a combination of our available cash on hand and the proceeds from the Euro Term Loan described below.
Euro Term Loan and Revolving Credit Facility
In connection with the completion of the Rofin Merger, on November 7, 2016, we entered into the Credit Agreement (the "Credit Agreement") by and among us, Coherent Holding GmbH, as borrower (the “Borrower”), and certain of our direct and indirect subsidiaries from time to time party thereto, as guarantors, the lenders from time to time party thereto, Barclays Bank PLC, as administrative agent and L/C Issuer, Bank of America, N.A., as L/C Issuer, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as L/C Issuer. The Credit Agreement provided for a 670.0 million Euro senior secured term loan facility ("Euro Term Loan") and a $100.0 million senior secured revolving credit facility ("Revolving Credit Facility") with a $30.0 million letter of credit sublimit and a $10.0 million swing line sublimit. We may increase the aggregate revolving commitments or borrow incremental term loans in an aggregate principal amount of up to $150.0 million, subject to certain conditions, including obtaining additional commitments from the lenders then party to the Credit Agreement or new lenders. On November 7, 2016, we borrowed the full 670.0 million Euros under the Euro Term Loan and its proceeds were used to finance the acquisition of Rofin and pay related fees and expenses. Also, on November 7, 2016, we used 10.0 million Euro of the capacity under the Revolving Credit Facility for the issuance of a letter of credit. We expect to use future loans under the Revolving Credit Facility, if any, for general corporate purposes. The Credit Agreement replaces our existing $50.0 million Credit Agreement with Union Bank of California.
The terms of the Credit Agreement require Borrower to prepay the term loans in certain circumstances, including from excess cash flow beyond a threshold amount, from the receipt of proceeds from certain dispositions or from the incurrence of certain indebtedness, and from extraordinary receipts resulting in net cash proceeds in excess of $10.0 million in any fiscal year. Borrower has the right to prepay loans under the Credit Agreement in whole or in part at any time without premium or penalty. Revolving loans may be borrowed, repaid and reborrowed until the fifth anniversary of the Closing Date, at which time all outstanding revolving loans must be repaid. The Euro Term Loan matures on the seventh anniversary of the Closing Date, at which time all outstanding principal and accrued and unpaid interest on the Euro Term Loan must be repaid.
Loans under the Credit Agreement bear interest, at the Borrower’s option, at a rate equal to either (i) the London interbank offered rate (the “Eurocurrency Rate”) or (ii) a base rate (the “Base Rate”) equal to the highest of (x) the federal funds rate, plus 0.50%, (y) the prime rate then in effect and (z) the Eurocurrency Rate for loans denominated in U.S. dollars applicable to a one-month interest period, plus 1.0%, in each case, plus an applicable margin. The applicable margin for term loans borrowed as Eurocurrency Rate loans, is 3.50% initially, and following the first anniversary of the Closing Date ranges from 3.00% to 3.50% depending on the consolidated total gross leverage ratio at the time of determination. For term loans borrowed as Base

Exhibit 99.3

Rate Loans, the applicable margin initially is 2.50%, and following the first anniversary of the Closing Date ranges from 2.00% to 2.50% depending upon the consolidated total gross leverage ratio at the time of determination. The applicable margin for revolving loans borrowed as Eurocurrency Rate Loans, ranges from 3.75% to 4.25%, and for revolving loans borrowed as Base Rate Loans, ranges from 2.75% to 3.25%, in each case, based on the consolidated total gross leverage ratio at the time of determination. Interest on Base Rate Loans is payable quarterly in arrears. Interest on Eurocurrency Rate Loans is payable at the end of the applicable interest period. Interest periods for Eurocurrency Rate loans may be, at the Borrower’s option, one, two, three or six months.
The Credit Agreement requires the Borrower to make scheduled quarterly payments on the Euro Term Loan of 0.25% of the original principal amount of the Euro Term Loan, with any remaining principal payable at maturity. A commitment fee accrues on any unused portion of the revolving loan commitments under the Credit Agreement at a rate of 0.375% or 0.5% depending on the consolidated total gross leverage ratio at any time of determination. The Borrower is also obligated to pay other customary fees for a credit facility of this size and type.
On the Closing Date, we and certain of our direct and indirect subsidiaries, as guarantors, provided an unconditional guaranty of all obligations of the Borrower and the other loan parties arising under the Credit Agreement, the other loan documents and under swap contracts and treasury management agreements with the lenders or their affiliates (with certain limited exceptions). The Borrower and the guarantors have also granted security interests in substantially all their assets to secure such obligations.
The Credit Agreement contains customary affirmative covenants, including covenants regarding the payment of taxes and other obligations, maintenance of insurance, reporting requirements and compliance with applicable laws and regulations, and negative covenants, including covenants limiting the ability of us and our subsidiaries to, among other things, incur debt, grant liens, make investments, make certain restricted payments, transact with affiliates, and sell assets. The Credit Agreement also requires us and our subsidiaries to maintain a senior secured net leverage ratio as of the last day of each fiscal quarter of less than or equal to 3.50 to 1.00. The Credit Agreement contains customary events of default that include, among other things, payment defaults, cross defaults with certain other indebtedness, violation of covenants, inaccuracy of representations and warranties in any material respect, change in control of us and the Borrower, judgment defaults, and bankruptcy and insolvency events. If an event of default exists, the lenders may require the immediate payment of all Obligations, as defined in the Credit Agreement, and may exercise certain other rights and remedies provided for under the Credit Agreement, the other loan documents and applicable law. The acceleration of such obligations is automatic upon the occurrence of a bankruptcy and insolvency event of default.

5. PRELIMINARY PRO FORMA FINANCIAL STATEMENT ADJUSTMENTS

The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are : (i) directly attributable to the Rofin Merger, (ii) factually supportable, and (iii) with respect to the statements of operations, expected to have a continuing effect on the combined results. The pro forma combined consolidated income tax expense does not necessarily reflect the amounts that would have resulted had Coherent and Rofin recorded consolidated income tax provisions during the periods presented.
Balance Sheet Adjustments

(A)	Adjustments to cash and cash equivalents to reflect the proceeds of the Euro Term Loan and the use of cash proceeds to purchase Rofin are as follows:

(in thousands)	October 1, 2016
Cash proceeds from Euro Term Loan, net of debt issuance costs	$725,519
Repayment of Coherent line of credit	(20,000)
Cash used to purchase outstanding shares of Rofin	(904,491)
Cash paid to settle Rofin stock options	(15,290)
Cash collateralized for guarantees	(13,247)
Repayment of Rofin short-term borrowings and debt	(6,026)
$(233,535)

(B)	Adjustments to short-term investments are to liquidate previously owned Rofin shares.

(C)	The adjustment to restricted cash is due to cash collateralized for guarantees under the Revolving Credit Facility.

Exhibit 99.3

(D)	The adjustment is to eliminate the book value of assets related to Rofin's low power CO2 laser business.

(E)	The adjustments to inventories are as follows:

(in thousands)	October 1, 2016
Preliminary adjustment of Rofin inventories to estimated fair value	$19,057
Eliminate the book value of assets related to Rofin's low power CO2 laser business	(5,440)
$13,617
The inventory adjustment is expected to be fully recognized in cost of sales in the first two quarters following the consummation of the Rofin Merger. We expect this step-up in basis and amortization of this amount to have a negative effect on gross margin.

(F)	The adjustment to prepaid expenses and other assets are as follows:

(in thousands)	October 1, 2016
Preliminary estimated prepaid taxes resulting from Rofin acquisition	$6,370
Eliminate the book value of assets related to Rofin's low power CO2 laser business	(466)
$5,904

(G)	The adjustment is reflect the estimated fair value of assets for Rofin's low power CO2 laser business which is classified as held for sale on the date of the Merger.

(H)	Adjustments to property and equipment are as follows:

(in thousands)	October 1, 2016
Preliminary adjustment of Rofin property and equipment to estimated fair value	$36,367
Eliminate the book value of assets related to Rofin's low power CO2 laser business	(9,645)
$26,722

(I)	Adjustments to goodwill are as follows:

(in thousands)	October 1, 2016
Preliminary estimated goodwill resulting from Rofin acquisition	$265,925
Eliminate historical goodwill of Rofin	(92,759)
Eliminate the book value of assets related to Rofin's low power CO2 laser business	(33,014)
$140,152

(J)	Adjustments to intangible assets, net are as follows:

(in thousands)	October 1, 2016
Preliminary estimated intangibles resulting from Rofin acquisition	$248,778
Eliminate historical intangibles of Rofin	(10,333)
Eliminate the book value of assets related to Rofin's low power CO2 laser business	(11,262)
$227,183

(K)	Adjustments to other assets are as follows:

Exhibit 99.3

(in thousands)	October 1, 2016
Preliminary estimated deferred taxes resulting from Rofin acquisition	$(22,611)
Reclassification of debt issuance costs to long-term debt for Euro Term Loan	(4,813)
Eliminate the book value of assets related to Rofin's low power CO2 laser business	(294)
Debt issuance costs for Revolving Credit Facility	2,018
$(25,700)
The adjustments related to debt issuance costs include the recording of additional debt issuance costs related to the Revolving Credit Facility, which are classified as other assets on the balance sheet. They also include the reclassification of debt issue costs classified as other assets on the historical balance sheet related to the Euro Term Loan to long-term debt to reflect the issuance of the debt.

(L)	Adjustments to short-term borrowings are as follows:

(in thousands)	October 1, 2016
Repayment of Coherent line of credit	$(20,000)
Repayment of Rofin short-term borrowings	(5,058)
Current portion of proceeds from Euro Term Loan	7,508
Current portion of debt issuance costs for Euro Term Loan	(3,581)
$(21,131)

(M)	Adjustments to accounts payable are as follows:

(in thousands)	October 1, 2016
Accrue estimated merger related expenses	$24,488
Eliminate the book value of liabilities related to Rofin's low power CO2 laser business	(1,854)
$22,634
Estimated merger related expenses include estimated advisory, legal, tax, accounting, valuation and other professional services and consulting fees expected to be incurred in connection with the Rofin acquisition, but not yet recorded in the historical financial statements.

(N)	Adjustments to income taxes payable are as follows:

(in thousands)	October 1, 2016
Preliminary estimated deferred taxes resulting from Rofin acquisition	$(1,268)
Eliminate the book value of liabilities related to Rofin's low power CO2 laser business	(402)
$(1,670)

(O)	The adjustment is to reflect the estimated fair value of liabilities for Rofin's low power CO2 laser business which is classified as held for sale on the date of the Merger.

(P)	The adjustment is to eliminate the book value of liabilities related to Rofin's low power CO2 laser business.

(Q)	Adjustments to other current liabilities are as follows:

(in thousands)	October 1, 2016
Eliminate the book value of liabilities related to Rofin's low power CO2 laser business	$(1,671)
Preliminary adjustment of Rofin other current liabilities to estimated fair value	(1,850)
$(3,521)

(R)	Adjustments to long-term debt are as follows:

Exhibit 99.3

(in thousands)	October 1, 2016
Proceeds from Euro Term Loan	$743,227
Debt issuance costs for Euro Term Loan	(24,430)
Repayment of Rofin debt	(968)
$717,829

(S)	Adjustments to other long-term liabilities are as follows:

(in thousands)	October 1, 2016
Adjust deferred income taxes and non-current taxes payable for effects of purchase accounting	$90,633
Eliminate the book value of liabilities related to Rofin's low power CO2 laser business	(3,369)
$87,264
Includes increases of $71.6 million in non-current deferred tax liabilities and $19.1 million in non-current taxes payable related to intangible assets created as of the acquisition date and adjustments to historical Rofin balances.

(T)	The adjustment is to reflect the elimination of the historical carrying value of Rofin's existing shareholder's equity.

(U)	Adjustments to accumulated other comprehensive income (loss) are as follows:

(in thousands)	October 1, 2016
Eliminate historical other comprehensive loss of Rofin	$65,843
Recognize gain on previously owned Rofin shares, net of write-up to fair value	(5,213)
$60,630
As of October 1, 2016, Coherent owned Rofin common stock with a fair value of $20.5 million, which was recorded in short-term investments with an unrealized gain of $5.2 million recorded in accumulated other comprehensive income. As of the acquisition date, the fair value of the owned Rofin common stock was $20.7 million. Upon the acquisition, Coherent recognized a gain on business combination of $5.4 million which is not reflected in the pro forma condensed combined statement of operations as the adjustment will not have a continuing impact on our combined results.

(V)	Adjustments to retained earnings are as follows:

(in thousands)	October 1, 2016
Eliminate historical retained earnings of Rofin	$(556,646)
Estimated merger related expenses	(24,488)
Stock compensation charge for acceleration of unvested Rofin options, net of tax	(4,152)
Recognize gain on previously owned Rofin shares	5,416
$(579,870)
Refer Note 4 "Estimate of Preliminary Purchase Consideration and Allocation" for details of the stock compensation charge for acceleration of unvested Rofin options, adjustment (M) above for discussion on estimated merger related expenses and adjustment (U) above for discussion on the gain on owned Rofin shares.
Statement of Operations Adjustments

(a)
The adjustment to net sales is to eliminate the historical results related to Rofin's low power CO2 laser business which is classified as held for sale on the date of the Merger. Adjustments to amortize the $0.7 million reduction of deferred income based on the preliminary fair value of deferred income and the $1.4 million of customer deposits based on the preliminary fair value of customer deposits are not reflected in the unaudited pro forma condensed combined statement of operations as the adjustments will not have a continuing impact on our combined results.

(b)	Adjustments to cost of sales are as follows:

Exhibit 99.3

(in thousands)	Fiscal 2016
Eliminate historical results related to Rofin's low power CO2 laser business	$(20,797)
Estimated amortization of the fair value of existing technology acquired	41,404
Depreciation expense for preliminary adjustment of Rofin property and equipment to estimated fair value	1,777
$22,384
Refer Note 4 "Estimate of Preliminary Purchase Consideration and Allocation" for details of the preliminary allocation of purchase consideration to the net tangible and identifiable intangible assets acquired and liabilities assumed. Pro forma amortization expense for existing technology has been calculated on a straight-line basis with a preliminary estimated weighted average useful life of 4.1 years. The inventory adjustment of $24.1 million will be fully recognized in cost of sales in the first two quarters following the consummation of the Rofin Merger, but is not reflected in the unaudited pro forma condensed combined statement of operations as the adjustment will not have a continuing impact on our combined results.
Pro forma depreciation expense for all line items in the unaudited pro forma condensed combined statement of operations have been calculated on a straight-line basis with a preliminary estimated weighted average useful life of 31.0 years for buildings and building improvements and 5.7 years for furniture, machinery and other property and equipment.

(c)	Adjustments to research and development expense are as follows:

(in thousands)	Fiscal 2016
Eliminate historical results related to Rofin's low power CO2 laser business	$(3,740)
Depreciation expense for preliminary adjustment of Rofin property and equipment to estimated fair value	345
$(3,395)

(d)	Adjustments to selling, general and administrative expense are as follows:

(in thousands)	Fiscal 2016
Eliminate merger-related non-recurring costs include in historical financial statements	$(14,444)
Eliminate historical results related to Rofin's low power CO2 laser business	(1,083)
Depreciation expense for preliminary adjustment of Rofin property and equipment to estimated fair value	530
$(14,997)

(e)	Adjustments to intangibles amortization expense are as follows:

(in thousands)	Fiscal 2016
Estimated amortization of the fair value of intangible assets acquired	$9,704
Eliminate historical amortization of Rofin	(1,560)
$8,144
Refer Note 4 "Estimate of Preliminary Purchase Consideration and Allocation" for details of the preliminary allocation of purchase consideration to the net tangible and identifiable intangible assets acquired and liabilities assumed. Pro forma amortization expense for customer relationships has been calculated on an accelerated basis utilizing undiscounted cash flows over periods ranging from 5 to 10 years. Pro forma amortization expense for trademarks and patents have been calculated on a straight-line basis with preliminary estimated weighted average useful lives of 3 and 5 years, respectively. Backlog of $5.6 million will be fully recognized in the first year following the consummation of the Rofin Merger, but is not reflected in the unaudited pro forma condensed combined statement of operations as the adjustment will not have a continuing impact on our combined results.

(f)	The adjustment is to reflect the elimination of the historical results related to Rofin's low power CO2 laser business.

(g)	Adjustments to interest expense are as follows:

Exhibit 99.3

(in thousands)	Fiscal 2016
Interest expense on Euro Term Loan	$(31,488)
Commitment fee on Revolving Credit Facility	(500)
Estimated amortization of debt issue costs	(4,028)
Eliminate interest on historical short-term borrowings and debt repaid	1,393
$(34,623)
Refer Note 4 "Estimate of Preliminary Purchase Consideration and Allocation" for details of the Euro Term Loan and Revolving Credit Facility. Interest expense is calculated based on the 4.25% rate as of November 7, 2016, the date of issuance of the Euro Term Loan and assumes no borrowings under the Revolving Credit Facility. The commitment fee is calculated based on the 0.5% rate as of November 7, 2016 and assumes no borrowings under the Revolving Credit Facility. The estimated amortization of bond issue costs is calculated using the effective interest method over the 7 year Euro Term Loan and using the straight-line method over the 5 year Revolving Credit Facility.

(h)
Adjustments reflect the tax effects of adjustments described in items (a) - (g) above at the respective statutory rate applicable to the respective jurisdiction each adjustment related to, which equated to a combined effective tax rate of approximately 34.5%.